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                          STOCK CONTRIBUTION AGREEMENT
                           DATED AS OF MARCH 10, 1997
                                 BY AND BETWEEN
                       ASSOCIATED COMMUNICATIONS, L.L.C.,
                         FIRSTMARK COMMUNICATIONS, INC.
                                       AND
                                  LYNN FORESTER




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

                                TABLE OF CONTENTS

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                                                                                                       ----
Section 1. Definitional Provisions.......................................................................1
                  (a) Defined Terms......................................................................1
                  (b) Other Definitional Provisions......................................................6

Section 2. Actions of Associated and Contributor Upon Signing the Agreement..............................7

Section 3. Contribution of FirstMark Stock...............................................................7
                  (a) The Closing........................................................................7
                  (b) Contribution of the Stock..........................................................8
                  (c) Consideration......................................................................8
                  (d) Conversion of Associated...........................................................9
                  (e) Trust Channels and Related DEMS Systems............................................9
                  (f) Certain Operating Expenses........................................................11

Section 4. Conditions to Consummating the Contribution..................................................11

Section 5. Termination; Extension Payments..............................................................12

Section 6. Withdrawal of FirstMark DEMS Applications....................................................14
                  (a) Withdrawal........................................................................14
                  (b) Conveyance to Trust...............................................................14

Section 7. Additional Covenants and Agreements of Contributor and FirstMark.............................14
                  (a) Cooperation.......................................................................14
                  (b) Conduct of Business...............................................................15
                  (c) Access............................................................................15
                  (d) Capital Stock.....................................................................15
                  (e) Dividends and Distributions.......................................................15
                  (f) Debt; Liabilities.................................................................15
                  (g) Certain Agreements................................................................15
                  (h) Covenants Regarding DEMS Systems and FirstMark DEMS Applications..................16
                  (i) Noncompetition....................................................................17
                  (j) Confidentiality...................................................................18
                  (k) Intercompany Indebtedness.........................................................18

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                                                                                                       ----
Section 8. Additional Covenants and Agreements of Associated............................................18
                  (a) Cooperation by Associated.........................................................18
                  (b) Conduct of Business...............................................................18
                  (c) Books and Records; Personnel......................................................18
                  (d) Interim Control of DEMS Systems...................................................19
                  (e) Opposition to DEMS Licenses.......................................................19
                  (f) Teledesic Settlement..............................................................20
                  (g) Contributor Registration Rights...................................................21
                  (h) Tag-Along and Drag-Along Rights...................................................22
                  (i) Right of First Refusal............................................................23
                  (j) Confidentiality...................................................................25
                  (k) Non-disclosure of Financial Terms.................................................26
                  (l) Anti-Dilution Rights..............................................................26

Section 9. Tax Matters..................................................................................27
                  (a) Tax Indemnification by Contributor................................................27
                  (b) Apportionment of Taxes............................................................27
                  (c) Refunds...........................................................................28
                  (d) Cooperation.......................................................................28
                  (e) Certain Other Definitions.........................................................28
                  (f) Certain Taxes.....................................................................28
                  (g) Tax Treatment of Indemnity Payments...............................................28
                  (h) Certain Representations...........................................................28

Section 10. Representations and Warranties..............................................................29
                  (a) Representations and Warranties of Contributor and FirstMark.......................29
                  (b) Representations and Warranties of Associated......................................32

Section 11. Miscellaneous...............................................................................34
                  (a) Further Assurances................................................................34
                  (b) Binding Effect....................................................................34
                  (c) Indemnification; Joint and Several Liability of FirstMark and Contributor
                         Prior to Closing...............................................................34
                  (d) Survival..........................................................................35
                  (e) Entire Agreement..................................................................35
                  (f) Costs and Expenses................................................................35
                  (g) Amendment.........................................................................35
                  (h) Waiver; Cumulative Rights.........................................................35
                  (i) Notices...........................................................................35
                  (j) Governing Law.....................................................................37
                  (k) Counterparts......................................................................37
                  (l) Headings..........................................................................37

Schedule I -                 DEMS Licenses
Schedule II -                FirstMark DEMS Applications
Schedule 7(g)                Extraordinary Contracts of FirstMark
Schedule 9(h)(i)             Tax Matters
Schedule 10(a)(vi)           Regulatory Matters
Schedule 10(a)(vii)          Subscription Contracts
Schedule 10(a)(x)            Assets and Liabilities of FirstMark
Schedule 10(b)(i)            Capitalization of Associated
Exhibit A -                  Signing Opinion of Lukas McGowan Nace & Gutierrez
Exhibit B -                  Closing Opinion of Lukas McGowan Nace & Gutierrez

                          STOCK CONTRIBUTION AGREEMENT

                  AGREEMENT dated as of March 10, 1997, by and between ASSOCIATED COMMUNICATIONS, L.L.C., a Delaware limited liability company (together with its successors, "Associated"), FIRSTMARK COMMUNICATIONS, INC., a Delaware corporation (together with its successors, "FirstMark"), and LYNN FORESTER ("Contributor"), and, for purposes of Sections 8(h) and (i) only, Microwave Services, Inc., a Delaware corporation (together with its successors, "MSI") and Digital Services Corporation, a Virginia corporation (together with its successors, "DSC," and, collectively with MSI, the "Original Shareholders").

                  WHEREAS, Contributor owns all of the issued and outstanding capital stock of FirstMark (the "Stock") and all of the issued and outstanding capital stock of Netwave Inc., a Delaware corporation (together with its successors, "Netwave"); and

                  WHEREAS, FirstMark has been granted licenses by the FCC to provide, and to construct and operate facilities for the provision of, common carrier digital electronic message services ("DEMS") in the Los Angeles SMSA and the San Francisco SMSA and has pending before the FCC applications to provide, and to construct and operate facilities for the provision of, DEMS in the New York SMSA and the Boston SMSA; and

                  WHEREAS, Contributor desires to contribute, and Associated desires to accept the contribution of, the Stock (the "Contribution"), and Associated desires that Contributor cause, and Contributor has agreed to cause, FirstMark to withdraw the FirstMark DEMS Applications, all upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, in connection with the Contribution, Associated desires to acquire, and Contributor has agreed to cause Netwave to issue to Associated, shares of common stock of Netwave, upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, covenants and agreements contained herein, the parties hereto agree as follows:

Section 1.        Definitional Provisions.

                  (a) Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Accepting Original Shareholder" shall have the meaning set forth in Section 8(i) hereof.

                  "Affiliate" shall mean, as to any Person, any other Person (i) that is a subsidiary of such Person or (ii) that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  "Agreement" shall mean this Agreement, as amended, modified, supplemented or restated from time to time.

                  "Associated" shall have the meaning set forth in the first paragraph hereof.

                  "Books and Records" shall have the meaning set forth in
Section 8(c) hereof.

                  "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated to close by law or executive order.

                  "Change in Control Application" shall mean the application required under FCC regulations to be filed with the FCC for approval of the Contribution.

                  "Closing" shall have the meaning set forth in Section 3(a) hereof.

                  "Closing Date" shall have the meaning set forth in Section 3(a) hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Confidential Information" shall have the meaning set forth in
Section 8(j) hereof.

                  "Contribution" shall have the meaning set forth in the third "WHEREAS" clause hereof.

                  "Contributor" shall have the meaning set forth in the first paragraph hereof.

                  "Contributor Registrable Securities" shall have the meaning set forth in Section 8(g) hereof.

                  "DEMS" shall have the meaning set forth in the second "WHEREAS" clause hereof.

                  "DEMS Facilities" shall mean facilities and equipment for the provision of DEMS in the geographic area or areas covered by any or all of the DEMS Licenses.


                  "DEMS Licenses" shall mean the licenses listed on Schedule I hereto granted by the FCC to FirstMark (and any FCC waivers relating thereto) any amendments, modifications or renewals thereof, and any other licenses granted by the FCC to FirstMark after the date hereof (and any FCC waivers relating thereto) to construct DEMS Facilities or provide DEMS in any of the geographic areas covered by any of the licenses listed on Schedule I hereto, or by any amendments, modifications or renewals thereof, and any licenses, authorizations or approvals granted to FirstMark by any PUC, together with any amendments, modifications or renewals thereof, with respect to any DEMS Facilities or DEMS in any of the geographic areas covered by any of the licenses listed on Schedule I hereto or by any amendments, modifications or renewals thereof, in each case whether in the 18 GHz frequency band or any other frequency band to which DEMS are relocated by the FCC. Except as otherwise expressly provided herein, as used herein "DEMS License" refers to such license with respect to any or all of the channels covered thereby.

                  "DEMS Systems" shall mean all assets, property and equipment comprising or relating to the DEMS Facilities, including without limitation any DEMS License(s) relating thereto.

                  "DSC" shall have the meaning set forth in the first paragraph hereof.

                  "Equity Interest" shall have the meaning set forth in Section 8(h) hereof.

                  "Equityholders Agreement" shall mean any shareholder, operating or similar agreement which establishes certain rights and obligations of equityholders of Associated. As of the date hereof, "Equityholders Agreement" means the Limited Liability Company Agreement.

                  "Extension Payment" shall mean, with respect to each one year extension of this Agreement as provided in Section 5(b) hereof, an amount in cash equal to $1,000,000.

                  "FCC" shall mean the United States Federal Communications Commission and any successor agency.

                  "FirstMark" shall have the meaning set forth in the first paragraph hereof.

                  "FirstMark DEMS Application License" shall have the meaning set forth in Section 6(b) hereof.

                  "FirstMark DEMS Applications" shall mean the applications of FirstMark pending on the date hereof before the FCC for licenses to provide, and to construct and operate facilities for the provision of, DEMS, together with any amendments, modifications or renewals thereof, in each case whether in the 18 GHz frequency band or any other frequency band to which DEMS are relocated by the FCC, which applications as currently pending are listed on Schedule II hereto.

                  "First Refusal Interest" shall have the meaning set forth in
Section 8(i) hereof.

                  "First Refusal Notice" shall have the meaning set forth in
Section 8(i) hereof.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity or official properly exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Interest" shall have the meaning set forth in the Limited Liability Company Agreement; provided that, if the Interests in Associated have been changed into or exchanged for any other equity securities, the term "Interest" shall refer to the number and class of equity securities into or for which such Interests have been changed or exchanged.

                  "IPO" shall have the meaning set forth in Section 8(g) hereof.

                  "IRS" shall have the meaning set forth in Section 9(e) hereof.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement and any capital lease).

                  "Limited Liability Company Agreement" shall mean the Limited Liability Company Agreement of the Company dated as of March 5, 1996, as amended as of August 16, 1996, and as further amended from time to time.

                  "Mandl " shall mean Alex J. Mandl, currently the Chief Executive Officer of Associated.

                  "Mandl Employment Agreement" shall mean the Employment Agreement dated as of August 19, 1996 between Associated and Mandl, as in effect on the date hereof.

                  "Member" shall have the meaning set forth in the Limited Liability Company Agreement.

                  "Membership Percentage" shall have the meaning set forth in the Limited Liability Company Agreement. References in this Agreement to the Membership Percentage represented by any Interest issued to Contributor hereunder are to such Membership Percentage calculated as of the date of this Agreement, after giving effect to the issuance to Contributor of such Interest and any Interest previously issued to Contributor as if all such Interests had been issued as of the date of this Agreement (that is, the Interest receivable by Contributor will be subject to dilution from and after the date of this

Agreement (subject to Section 8(k) hereof), such that the Interest issued to Contributor at the Closing or upon the release from the Trust of any Trust Channel or upon the grant by the FCC or the release from the Trust of any Applicable License may represent a percentage Interest in Associated when so issued that is less than the Membership Percentage referred to in Sections 3(c) or 3(e), as applicable).

                  "MSI" shall have the meaning set forth in the first paragraph hereof.

                  "Netwave" shall have the meaning set forth in the first "WHEREAS" clause hereof.

                  "Offer" shall have the meaning set forth in Section 8(i) hereof.

                  "Offering Price" shall have the meaning set forth in Section 8(i) hereof.

                  "Operating Expenses" shall have the meaning set forth in
Section 3(f) hereof.

                  "Original Shareholders" shall have the meaning set forth in the first paragraph hereof.

                  "Person" shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, joint-stock company, estate, limited liability company, unincorporated organization or other legal entity or organization.

                  "Pre-Closing Tax Period" shall have the meaning set forth in
Section 9(a) hereof.

                  "Pro Rata Share" shall have the meaning set forth in Section 8(i) hereof.

                  "PUC" shall mean any state public utility commission of competent jurisdiction, the approval of which is required to consummate any DEMS Systems Transfer.

                  "Related DEMS System" shall have the meaning set forth in
Section 3(e) hereof.

                  "Representative" shall have the meaning set forth in Section 8(j) hereof.

                  "Requirement of Law" shall mean, as to any Person, any statute, law, rule, regulation, ordinance, code, license, permit, order, judgment, decree or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

                  "Requisite Approvals" shall have the meaning set forth in
Section 4(a) hereof.

                  "Requisite Regulatory Approvals" shall mean decisions of the FCC and of any applicable PUC approving the Contribution, and any other consents, approvals or authorizations of any other Governmental Authority required in connection with the Contribution.

                  "Return" shall have the meaning set forth in Section 9(e) hereof.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                  "SMSA" shall mean Standard Metropolitan Statistical Area.

                  "Stock" shall mean all of the issued and outstanding stock of FirstMark.

                  "Straddle Period" shall have the meaning set forth in Section 9(b) hereof.

                  "Tax" shall have the meaning set forth in Section 9(e) hereof.

                  "Taxing Authority" shall have the meaning set forth in Section 9(e) hereof.

                  "Teledesic" shall mean Teledesic Corp., a Delaware corporation.

                  "Teledesic Settlement" shall have the meaning set forth in
Section 8(f) hereof.

                  "Transfer" shall have the meaning set forth in Section 8(i) hereof.

                  "Trust" shall have the meaning set forth in Section 3(e) hereof.

                  "Trust Agreement" shall have the meaning set forth in Section 3(e) hereof.

                  "Trust Channel" shall have the meaning set forth in Section 3(e) hereof.

                  (b) Other Definitional Provisions.

                           (i) Any term defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                           (ii) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                           (iii) The words "hereof", "herein" and "hereunder", and words of a similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections shall refer to Sections of this Agreement, unless otherwise expressly provided.

Section 2. Actions of Associated and Contributor Upon Signing the Agreement.

                  (a) As an inducement to Contributor to enter into this Agreement and in partial consideration for the Contribution, concurrently with the execution and delivery hereof, Associated is paying or causing to be paid to Contributor a non-refundable cash payment of $5,570,000, by wire transfer of immediately available funds to an account previously designated by Contributor to Associated. Concurrently with and as a condition to such payment, Contributor is delivering or causing to be delivered to Associated an opinion of Lukas McGowan Nace & Gutierrez, Chartered, special FCC counsel to Contributor, in the form of Exhibit A hereto.

                  (b) As a further inducement to Contributor to enter into this Agreement and in consideration of the mutual covenants and agreements of the parties contained herein with respect to the Contribution, as promptly as practicable after the execution and delivery hereof, pursuant to a Subscription Agreement in form and substance reasonably satisfactory to Netwave and Associated, Netwave shall issue to Associated shares of common stock of Netwave constituting ten percent (10%) of the outstanding shares of capital stock of Netwave on a fully diluted basis immediately after giving effect to such issuance, and Associated shall deliver to Netwave $200,000 by wire transfer of immediately available funds to an account of Netwave previously designated by Contributor to Associated.

                  (c) Concurrently with the execution and delivery hereof, FirstMark is delivering to Associated FirstMark's original technology plan, marketing study and business plan relating to development of DEMS in the 18 GHz frequency band.

Section 3. Contribution of FirstMark Stock.

                  (a) The Closing. The closing of the Contribution (the "Closing") shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, not later than five (5) Business Days after satisfaction or waiver of the conditions to Closing specified in Sections 4(a) and (b) hereof, or at such other time and/or place and/or on such other date as the parties may mutually agree (the "Closing Date").

                  (b) Contribution of the Stock.

                           (i) At the Closing, Contributor shall contribute to Associated, and Associated shall accept the contribution from Contributor of, the Stock.

                           (ii) At the Closing, Contributor shall deliver to Associated certificates representing the Stock, free and clear of all Liens, duly endorsed in blank for transfer or accompanied by duly executed stock powers assigning the Stock in blank.

                  (c) Consideration. The aggregate consideration for the Contribution (in addition to the amount previously paid pursuant to Section 2(a) hereof) shall consist of the following:

                                    (i) $4,950,000 payable in cash to
                  Contributor by wire transfer of immediately available funds to an account designated by Contributor to Associated not less than two (2) Business Days prior to the Closing; and

                                    (ii) an Interest of the same class or
                  classes as that then held by the Original Shareholders which represents a 5.00% Membership Percentage. Commencing as of the Closing, Contributor shall share in the profits and losses of Associated as provided in the Limited Liability Company Agreement and a capital account shall be established for Contributor in an amount equal to that percentage of the aggregate capital accounts of the Members equal to Contributor's percentage Interest. The Interest issued to Contributor shall be evidenced by the Limited Liability Company Agreement, which Contributor shall sign at the Closing and thereby become a party to, with Schedule A thereto appropriately amended to reflect Contributor's admission as a Member and Contributor's percentage Interest. In the event of any conflict or inconsistency between the rights and obligations of Contributor under the Limited Liability Company Agreement and this Agreement, the provisions of this Agreement shall control. Without limiting the immediately preceding sentence, Sections 4.1(n), 8.7, 10.3(a) and 10.3(b) (and
                  Section 10.1 to the extent that it relates to the foregoing subsections of Section 10.3) of the Limited Liability Company Agreement shall not apply to Contributor. Associated shall give Contributor written notice of any changes (which notice shall include the full text of such changes) that are made in the Limited Liability Company Agreement from time to time, such notice to be given within fifteen (15) days following any such change; provided that no amendment or modification to the Limited Liability Company Agreement shall impose on Contributor any additional financial obligations, other obligations (except for immaterial non-financial obligations) or any obligations inconsistent with the two immediately preceding sentences.

                  (d) Conversion of Associated. If, prior to the Closing, Associated shall be reorganized as, or converted or merged into, an entity taxed as a corporation for federal income tax purposes, then Associated shall promptly (and in any event not less than ten (10) days prior to the Closing) notify Contributor thereof. If Associated has been reorganized as, or converted or merged into, an entity taxed as a corporation for federal income tax purposes, then at Contributor's sole option, exercisable by written notice to Associated not less than ten (10) days prior to the Closing, the Contribution contemplated by this Agreement shall be restructured as a merger of FirstMark with and into Associated or, at Associated's option, a wholly owned subsidiary of Associated, pursuant to which the Stock shall be converted into the right to receive the consideration contemplated by this Section 3. If Contributor exercises its option under this paragraph (d), each of Contributor, FirstMark and Associated shall take all actions necessary to effect the transactions contemplated by this Agreement as a merger in lieu of the Contribution.

                  (e) Trust Channels and Related DEMS Systems

                           (i) If at the Closing control of any DEMS License or channels covered thereby is not permitted by the FCC to be transferred as contemplated by this Agreement, the cash consideration for the Contribution provided for in Section 3(c) above shall be reduced by $618,750 for each channel control of which is not permitted to be transferred to Associated and the Membership Percentage represented by the Interest in Associated to be issued to Contributor at the Closing shall be reduced by an amount equal to the product of (a) 0.6250% and
         (b) the number of channels control of which is not permitted to be transferred.

                           (ii) Any channels control of which is not permitted to be transferred at the Closing (each, a "Trust Channel" and collectively, the "Trust Channels") and the related DEMS Systems (each, a "Related DEMS System" and collectively, the Related DEMS Systems"), shall be conveyed by FirstMark prior to the Closing to a trust (the "Trust") established by FirstMark pursuant to a trust agreement (the "Trust Agreement") containing terms reasonably acceptable to FirstMark, Contributor and Associated. The operations of the Trust Channels shall be conducted by the trustee of the Trust in accordance with the directions of Contributor, and neither Associated nor FirstMark shall directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, such operations. After the Closing, Associated, Contributor and FirstMark shall cooperate and use their reasonable best efforts, at Associated's expense, to obtain all Requisite Approvals for the transfer of control of each Trust Channel, in which event, subject to Section 4(d) hereof, such Trust Channel and Related DEMS

         System shall be released from the Trust to FirstMark. Notwithstanding the foregoing, if less than all of the channels for which FirstMark holds a DEMS License are Trust Channels, no portion of the Related DEMS System shall be conveyed by FirstMark to the Trust, but FirstMark shall enter into arrangements reasonably acceptable to Contributor and Associated and consistent with the FCC's rules giving the Trust rights to use such DEMS System in connection with the operations of the Trust Channels.

                           (iii) Concurrently with the release of any Trust Channel and Related DEMS System (if any) from the Trust to FirstMark, Associated shall deliver to Contributor the following consideration:

                                    (A) $618,750 in cash with respect to each
                  Trust Channel and Related DEMS System (if any) so released, which amount shall be paid to Contributor by wire transfer of immediately available funds to an account designated by Contributor to Associated not less than two (2) Business Days prior to the release of the applicable Trust Channel and Related DEMS System (if any) from the Trust (provided that the aggregate cash consideration to be paid by Associated pursuant to this Section 3 if control of all channels for which FirstMark holds a DEMS License to construct DEMS Facilities or provide DEMS in the Los Angeles SMSA and San Francisco SMSA is transferred by Contributor shall not exceed $4,950,000; and

                                    (B) with respect to each Trust Channel and
                  Related DEMS System (if any) so released from the Trust to FirstMark, an Interest in Associated representing a 0.6250% Membership Percentage (provided that the aggregate Interest in Associated to be issued to Contributor if control of all channels for which FirstMark holds a DEMS License to construct DEMS Facilities or provide DEMS in the Los Angeles SMSA and San Francisco SMSA is transferred by Contributor shall not exceed a 5.00 % Membership Percentage).

                  (f) Certain Operating Expenses. Associated shall reimburse Contributor in cash at the Closing or, with respect to any DEMS License or channels covered thereby control of which is not permitted to be transferred at the Closing, upon transfer of control of such DEMS License or channels covered thereby, for all expenditures incurred and paid by FirstMark or Contributor from and after the date six (6) months after the date hereof required to fund actions deemed by Contributor and/or FirstMark to be necessary or desirable to be taken in order to fulfill customer requirements in connection with the regular operation of the DEMS Systems, including, without limitation, the implementation of marketing, construction and development plans and legal fees and expenses related thereto

         (collectively, the "Operating Expenses"). Reimbursements by Associated for Operating Expenses under this Section 3(f) shall be made by wire transfer of immediately available funds to an account previously designated by Contributor to Associated, against receipt by Associated of reasonably itemized invoices or other records documenting such Operating Expenses.

Section 4. Conditions to Consummating the Contribution.

                  (a) Conditions to Associated's Obligation to Consummate the Contribution. Associated's obligation to consummate the Contribution is subject to satisfaction (or, to the extent permissible, waiver by Associated) of the following conditions:

                           (i) the representations and warranties of Contributor and FirstMark contained in this Agreement shall be true and accurate in all material respects as of the date when made and (unless made as of a specified date) as of the Closing Date as if made on and as of such date;

                           (ii) Contributor and FirstMark shall have performed in all material respects all of their respective agreements and covenants contained in this Agreement which are required to be performed by it on or prior to the Closing Date;

                           (iii) the parties hereto shall have received all Requisite Regulatory Approvals, and all other required consents, approvals or authorizations of any other third party, in connection with the Contribution (collectively, the "Requisite Approvals") shall have been obtained and the Requisite Regulatory Approvals shall not be subject to administrative or judicial review, reconsideration or appeal; and

                           (iv) Associated shall have received an opinion of Lukas McGowan Nace & Gutierrez, Chartered, special FCC counsel to Contributor, dated the Closing Date, in the form of Exhibit B hereto.

                  (b) Conditions to Contributor's Obligation to Consummate the Contribution. Contributor's obligation to consummate the Contribution is subject to satisfaction (or, to the extent permissible, waiver) of the following conditions:

                           (i) the representations and warranties of Associated contained in this Agreement shall be true and accurate in all material respects as of the date when made and (unless made as of a specified date) as of the Closing Date as if made on and as of such date;

                           (ii) Associated shall have performed in all material respects all of its agreements and covenants contained in this

         Agreement which are required to be performed by it on or prior to the Closing Date; and

                           (iii) the parties hereto shall have received all Requisite Approvals.

                  (c) Certain Regulatory Matters. Notwithstanding the provisions of paragraphs (a)(iii) and (b)(iii) of this Section 4, if the Requisite Approvals in connection with the Contribution have been obtained but contain restrictions the effect of which is to prevent the transfer of control of a portion of the DEMS Licenses or channels covered thereby, the parties hereto shall use all commercially reasonable efforts to cause such restrictions to be removed. If such restrictions have not been removed within ninety (90) days after the obtaining of the Requisite Approvals, the conditions set forth in paragraphs (a)(iii) and (b)(iii) of this Section 4 shall be deemed to have been satisfied, and with respect to any DEMS License or channels covered thereby which cannot be transferred at the Closing, the provisions of Section 3(e) shall apply.

                  (d) Conditions to Release of Trust Channels. The conditions set forth in paragraphs (a) and (b) above shall apply, mutatis mutandis, to the release of any Trust Channel and the Related DEMS System (if any) to FirstMark, and the payment of the consideration therefor, as contemplated by Section 3(e) hereof.

Section 5. Termination; Extension Payments.

                  (a) If either (i) the Closing has not theretofore occurred or
(ii) the Closing has occurred but in connection therewith one or more Trust Channels were conveyed to the Trust and all of such Trust Channels have not been released to FirstMark from the Trust as contemplated by Section 3(e)(ii) hereof, this Agreement and any Trust Agreement shall terminate on the second anniversary of the date hereof; provided that if the Closing has not occurred or any Trust Channels have not been released to FirstMark from the Trust by reason of the breach by Contributor or FirstMark, on the one hand, or by Associated, on the other hand, of any of its respective representations and warranties contained in this Agreement, then the date of termination of this Agreement shall be extended, at the option of the non-breaching party, for thirty (30) days from the date on which this Agreement would otherwise have terminated; and provided, further, that if the Closing has not occurred or any Trust Channels have not been released to FirstMark from the Trust by reason of the breach by Contributor or FirstMark, on the one hand, or by Associated, on the other hand, of any of its respective covenants contained in this Agreement, then the date of termination of this Agreement shall be extended, at the option of the non-breaching party, for a period or periods not to exceed in the aggregate one
(1) year from the date on which this Agreement would otherwise have terminated.

                  (b) Notwithstanding the preceding paragraph (a), the date of termination of this Agreement (and any Trust Agreement) may, at the option of Associated, be extended (collectively but not individually) for two successive one year periods if, prior to the then scheduled termination date, Associated shall have paid or caused to be paid to Contributor an Extension Payment by wire transfer of immediately available funds to an account previously designated by Contributor to Associated.

                  (c) If this Agreement terminates prior to the Closing, the provisions of this Section 5(c), Sections 5(d), 5(e), 7(h)(v), 7(j), 8(f) (but only in the event that there has been a Teledesic Settlement prior to such termination and subject to the last sentence of Section 8(f)), 8(j), 8(k), 11(e), 11(f), 11(h), 11(j) and 11(l) hereof shall survive such termination without limitation as to time, and all other provisions of this Agreement shall become void and of no further force or effect; provided, however, that any termination of this Agreement shall not relieve any party of any damages or other amounts for which it would otherwise be liable by reason of any breach, prior to such termination, of any of its representations and warranties or covenants contained in this Agreement; and provided, further, that no party shall have any liability under this Agreement for the failure of any representation or warranty of such party which was true and correct as of the date of this Agreement to continue to be true and correct after the date of this Agreement, unless the failure of such representation or warranty to continue to be true and correct results from the breach by such party of any of its agreements or covenants contained in this Agreement.

                  (d) If this Agreement is terminated prior to the Closing by reason of a breach of this Agreement by Contributor or FirstMark, Contributor shall be obligated to pay to Associated, promptly (and in any event within two
(2) Business Days) following such termination, the sum of $600,000 in cash. If this Agreement is terminated without fault of any party hereto, Contributor shall be obligated to pay to Associated, promptly (and in any event within two
(2) Business Days) following such termination, the sum of $300,000 in cash.

                  (e) If this Agreement is terminated prior to the Closing, each of Associated, Contributor and FirstMark agrees that neither it nor any of its Affiliates shall, after such termination, oppose, challenge or in any manner take an adverse position, directly or indirectly, with respect to any DEMS application of the other party or any of its Affiliates or the grant to the other party or any of its Affiliates of any DEMS license, in each case whether in the 18 GHz frequency band or any other frequency band to which DEMS are relocated by the FCC; provided that, subject to and without limitation of the obligations of any party under the other provisions of this Agreement, the provisions of this paragraph (e) shall not apply to any existing or future DEMS application or DEMS license of any party to the extent such DEMS application or DEMS license is with respect to a channel as to which the other party, currently or in the future, holds a DEMS application or DEMS license.

Section 6. Withdrawal of FirstMark DEMS Applications.


                  (a) Withdrawal. At such time or times prior to the Closing and in such manner as Associated may specify, Contributor shall cause FirstMark promptly to withdraw the FirstMark DEMS Applications (other than with respect to channel 31 for the New York SMSA) and, upon the request and at the expense of Associated, Contributor and FirstMark will assist and cooperate with Associated in seeking to obtain FCC approval of any license applications filed by MSI or Associated or any of their respective Affiliates with the FCC to provide DEMS in the New York SMSA or the Boston SMSA. In consideration of the withdrawal by FirstMark of the foregoing FirstMark DEMS Applications, upon the FCC's grant of FirstMark's request for withdrawal of such FirstMark DEMS Applications and for approval of this Agreement, Associated shall pay to Contributor the sum of $50,000 in reimbursement of expenses incurred by Contributor and FirstMark in connection with such FirstMark DEMS Applications.

                  (b) Conveyance to Trust. If, (i) either (x) prior to the Closing, FirstMark is granted a DEMS license by the FCC pursuant to the FirstMark DEMS Application with respect to channel 31 in the New York SMSA (the "FirstMark DEMS Application License") or (y) the FirstMark DEMS Application License has not been granted prior to the Closing and the FirstMark DEMS Application with respect to channel 31 remains outstanding, and (ii) the transfer of control at the Closing of the FirstMark DEMS Application License or such FirstMark DEMS Application, as the case may be, is not permitted under the terms of the Requisite Approvals, the FirstMark DEMS Application License or such FirstMark DEMS Application, as the case may be, shall be conveyed by FirstMark prior to the Closing to the Trust. After the Closing, Associated, Contributor and FirstMark shall cooperate and use their reasonable best efforts, at Associated's expense, to obtain all Requisite Approvals for the transfer of control of the FirstMark DEMS Application License or such FirstMark DEMS Application, as the case may be, in which event the FirstMark DEMS Application License or such FirstMark DEMS Application, as the case may be, shall be released from the Trust to FirstMark, without payment of any additional consideration by Associated.


Section 7. Additional Covenants and Agreements of Contributor and FirstMark.

                  (a) Cooperation. From and after the date this Agreement, Contributor and FirstMark shall use their reasonable efforts, and shall cooperate with Associated, in each case at Associated's expense, to secure all Requisite Approvals to enable Contributor, FirstMark and Associated to effect the transactions contemplated by this Agreement, and shall otherwise use their reasonable efforts, at Associated's expense, to cause the consummation of such transactions in accordance with the terms and conditions of this Agreement.

                  (b) Conduct of Business. Except as may be otherwise contemplated by this Agreement or the Exhibits or Schedules hereto, or except as Associated may otherwise consent to in writing, from the date of this Agreement through the Closing, Contributor and FirstMark shall operate the business of

FirstMark solely in the ordinary course of business; it being understood that the relocation by FirstMark of radio equipment from one site to another site in connection with the fulfillment of customer build-out requirements shall not be prohibited by this paragraph.

                  (c) Access. From the date of this Agreement and prior to the Closing, Contributor and FirstMark shall provide Associated with such information as Associated may from time to time reasonably request with respect to FirstMark and the transactions contemplated by this Agreement, and shall provide Associated and its representatives reasonable access during regular business hours and upon reasonable notice to the properties, books and records of FirstMark as Associated may from time to time reasonably request.

                  (d) Capital Stock. Neither FirstMark nor Contributor shall issue, sell, transfer, pledge or otherwise encumber any shares of capital stock of FirstMark, or grant or issue any option, warrant, right or convertible or exchangeable security exercisable for, convertible into or exchangeable for shares of capital stock of FirstMark, or make any other changes in the capital structure of FirstMark, or enter into any contract with respect to any of the foregoing.

                  (e) Dividends and Distributions. FirstMark shall not declare, set aside, pay or make any dividend or other distribution or payment with respect to shares of its capital stock, and shall not purchase or redeem any shares of its capital stock.

                  (f) Debt; Liabilities. FirstMark shall not incur or assume any indebtedness for borrowed money other than any such indebtedness that will be paid in full prior to the Closing and shall not make any loans, advances or capital contributions to, or investments in, any other Person. From the date of this Agreement through the Closing, FirstMark shall incur no liabilities other than liabilities arising in the ordinary course of business of the operations of the DEMS Systems that will not, individually or in the aggregate, have a material adverse effect on the assets, business or operations of FirstMark.

                  (g) Certain Agreements. FirstMark shall not (i) encumber (unless such encumbrance is removed prior to the Closing without cost or expense to Associated), sell, lease or otherwise dispose of any assets, or acquire any assets other than in the ordinary course of business or as otherwise necessary or desirable to fulfill customer requirements, (ii) authorize, propose or enter into an agreement in principle or definitive agreement with respect to any merger, consolidation, other business combination, liquidation or dissolution pursuant to which FirstMark would be acquired or would acquire or dispose of (in any such case, by merger, consolidation, acquisition or disposition of stock or assets, or similar transaction) assets, (iii) assume, guarantee, endorse (other than checks in the ordinary course of business) or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, (iv) enter into any commitment or transaction outside the ordinary course of business except as set forth on Schedule 7(g) hereto, or (v) enter into any contract or commitment to do any of the foregoing.

                  (h) Covenants Regarding DEMS Systems and FirstMark DEMS Applications.

                           (i) Between the date of this Agreement and the Closing, at Associated's expense, Contributor and FirstMark shall use all commercially reasonable efforts to maintain in full force and effect all necessary federal, state and local regulatory agency authorizations relating to such DEMS System, and shall operate such DEMS System in accordance with all Requirements of Law applicable thereto.

                           (ii) Between the date of this Agreement and the Closing, neither Contributor nor FirstMark shall sell or otherwise dispose of, or create Liens or otherwise encumber, any of the DEMS Systems (including without limitation any of the DEMS Licenses or DEMS Facilities).

                           (iii) Upon and as a condition to Associated's issuance to Contributor of any Interest, Contributor shall execute and deliver, and thereby become a party to, any Equityholders Agreement, subject to the last three sentences of Section 3(c) of this Agreement.

                           (iv) Except as contemplated by Schedule 7(g), between the date of this Agreement and the Closing, all customer subscription contracts with respect to DEMS to be provided through one or more of the DEMS Systems entered into after the date hereof shall be entered into by FirstMark only in the ordinary course of business and shall contain only customary provisions.

                           (v) Until the Closing, or until such time prior to the Closing as Associated directs Contributor to cause FirstMark to withdraw a FirstMark DEMS Application pursuant to Section 6 hereof, FirstMark shall, and Contributor shall cause FirstMark to, prosecute such FirstMark DEMS Application, at Associated's expense, to the extent required by the FCC's rules to retain FirstMark's eligibility and qualifications for the DEMS licenses requested by such FirstMark DEMS Application.

                           (vi) Neither Contributor, FirstMark nor any of their Affiliates shall (A) oppose, challenge or in any manner take an adverse position, directly or indirectly, with respect to (i) any existing or future DEMS applications or licenses of Associated, DSC or MSI, in each case whether in the 18 GHz frequency band or any other frequency band to which DEMS are relocated by the FCC (and FirstMark shall promptly withdraw or rescind any such previous opposition, challenge or adverse position); provided that, subject to and without limitation of Contributor's and FirstMark's obligations under the other provisions of this Agreement, prior to the Closing the provisions of this clause (A) shall not apply to any existing or future DEMS application or DEMS license of Associated to the extent such DEMS application or DEMS license is with respect to a channel as to which FirstMark holds a DEMS License, or (ii) any change or modification to the rules generally applicable to DEMS, DEMS licenses or DEMS frequencies proposed, ordered or implemented by the FCC, so long as such change or modification would not adversely affect FirstMark in a manner different (on a proportionate and comparable basis) from Associated, MSI, DSC and their Affiliates, or (B) seek authorizations, directly or indirectly, with respect to any DEMS channel in the New York SMSA or the Boston SMSA, in each case whether in the 18 GHz frequency band or any other frequency band to which DEMS are relocated by the FCC (except pursuant to a FirstMark DEMS Application).

                  (i) Noncompetition. Contributor agrees with Associated that, from and after the date hereof, neither Contributor nor any of its Affiliates will, alone or as a member, employee or agent of any partnership, corporation, limited liability company or other business entity, or as an officer, agent, employee, director, shareholder (except for passive investments of not more than five percent (5%) of the outstanding shares of or any other equity interest in any company or entity listed or traded on a national securities exchange or on an over-the-counter securities market) of or investor in any partnership, corporation, limited liability company or other business entity, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or work for or permit the use of her or its name by, or be connected in any manner with, any business (other than Associated) or activity (including without limitation submitting any application for a license to provide services or construct or operate equipment or facilities) which engages in or proposes to engage in the provision in the United States of DEMS in the 18 GHz frequency band or such other frequency band to which DEMS are relocated by the FCC or the provision in Canada of fixed wireless voice, video or data transmission services in any frequency band; provided that the foregoing shall not apply to the ownership or operation by Contributor of FirstMark and the business of FirstMark with respect to the DEMS Systems and the FirstMark DEMS Applications to the extent consistent with the other provisions of this Agreement. The parties intend that the covenant contained in this Section 7(i) shall be deemed to be a series of separate covenants, one for each county of each state of the United States and province of Canada. Except for geographic coverage, each separate covenant shall be deemed identical in terms to the covenant contained in this paragraph. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included in this paragraph, because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken, in the case of the states, territories or counties within any state in order of the applicable states, territories or counties which are less populous) which, if eliminated, would permit the remaining separate covenants to be enforced in such proceedings shall, for the purpose of such proceedings, be deemed eliminated from the provisions of this paragraph. The term "county" as used herein shall be deemed to apply to other similar political subdivisions, such as parishes, in those areas which have such other political subdivisions.

                  (j) Confidentiality. If Contributor or FirstMark obtains, directly or indirectly, information or records, whether prepared by Associated, its advisors or otherwise, and whether written or oral, concerning the business of Associated, Contributor and FirstMark shall be bound by the provisions of
Section 8(j) with respect to such information or records to the same extent that Associated would be bound with respect to Confidential Information.

                  (k) Intercompany Indebtedness. Prior to the Closing, Contributor and FirstMark shall cause all outstanding indebtedness of FirstMark to Contributor or any of her Affiliates to be cancelled or discharged without any cost, liability (including, without limitation, any Tax liability) or expense being incurred by FirstMark.

Section 8. Additional Covenants and Agreements of Associated.

                  (a) Cooperation by Associated. From and after the date of this Agreement, Associated will use its reasonable efforts, and will cooperate with Contributor, in each case at Associated's expense, to secure all Requisite Approvals to enable Contributor and Associated to effect the transactions contemplated by this Agreement, and will otherwise use its reasonable efforts to cause the consummation of such transactions in accordance with the terms and conditions of this Agreement.

                  (b) Conduct of Business. From the date of this Agreement through the Closing, Associated shall not operate its business in any manner with the intention of diminishing the value of the Interest to be received by Contributor pursuant to this Agreement.

                  (c) Books and Records; Personnel. For a period of seven years from the Closing Date:

                           (i) Associated shall not, and shall cause FirstMark not to, dispose of or destroy any of the books and records of FirstMark in their possession relating to periods prior to the Closing ("Books and Records") without the prior written consent of Contributor (which shall be deemed given if Contributor fails to object in writing to such disposal or destruction with twenty
         (20) days of receipt of notice from Associated of its intention to effect such disposal or destruction).

                           (ii) Associated shall, and shall cause FirstMark to, upon at least three (3) days prior written notice from Contributor, allow Contributor and its agents reasonable access to all Books and Records during normal working hours at Associated's principal place of business or at any location where any Books and Records are stored, and Contributor shall have the right, at its own expense, to make copies of any Books and Records, in connection with (x) any pending or threatened litigation in which Contributor or any of its Affiliates is involved,
         (y) any investigation or proceeding of any Governmental Authority in which Contributor or any of its Affiliates is involved, or (z) the preparation of any Returns; provided, however, that any such access or copying shall be had or done in such a manner so as not to interfere with the normal conduct of Associated's or FirstMark's businesses, as applicable.

                           (iii) Contributor shall, and shall cause its representatives to, keep confidential all Books and Records and the information contained therein.

                  (d) Interim Control of DEMS Systems. Without limiting Section 7 hereof, between the date of this Agreement and the Closing, Associated shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the operation of the DEMS Systems of FirstMark and its Affiliates, and the operations of FirstMark and its Affiliates shall be the sole responsibility of Contributor and FirstMark and its Affiliates.

                  (e) Opposition to DEMS Licenses. Neither Associated nor any of its Affiliates shall oppose, challenge or in any manner take an adverse position, directly or indirectly, with respect to any DEMS License (and Associated or its Affiliates shall promptly withdraw or rescind any such previous opposition, challenge or adverse position); provided that, subject to and without limitation of Associated's obligations under the other provisions of this Agreement, prior to the Closing, the provisions of this paragraph (e) shall not apply to any channel covered by an existing or future DEMS License to the extent such DEMS License is with respect to a channel as to which Associated holds a DEMS license. Notwithstanding any other provision of this Agreement, if the FCC revokes a DEMS License with respect to channel 31 in the Los Angeles SMSA or channel 30 in the San Francisco SMSA and grants, pursuant to a decision that is no longer subject to administrative or judicial review, reconsideration or appeal, a DEMS license with respect to such channel, or a channel in substitution for such channel, to MSI, DSC, Associated or any of their respective Affiliates, then Contributor shall receive the consideration that she would have received under Section 3(c) or Section 3(e), at the same time she would have received such consideration under

Section 3(c) or 3(e), if such channel had been an asset of FirstMark at the Closing and/or had been released from the Trust, as applicable.

                  (f) Teledesic Settlement. Associated agrees that (i) any settlement with Teledesic with respect to DEMS licenses in the 18 GHz frequency band which involves the relocation of DEMS to a frequency band other than 18 GHz (a "Teledesic Settlement") will not adversely affect FirstMark in a manner different (on a proportionate and comparable basis), after giving effect to clause (ii) below, from Associated, MSI and DSC and their respective Affiliates and (ii) Associated will reimburse Contributor for expenditures actually made by FirstMark prior to the date of this Agreement (and as to which Associated receives reasonable documentary evidence from FirstMark as to incurrence and amount) in connection with the DEMS Systems to the same extent (on a proportionate and comparable basis) and subject to the same conditions and payable to Contributor by wire transfer of immediately available funds to an account previously designated by Contributor to Associated at the same time as Associated, MSI or DSC or their respective Affiliates receive, pursuant to a Teledesic Settlement, reimbursement for expenditures actually made by them prior to the date of this Agreement in connection with the DEMS licenses and DEMS systems of Associated, MSI or DSC or their respective Affiliates; provided that any such reimbursement of Contributor shall not exceed $600,000 in the aggregate, and shall be reduced dollar for dollar to the extent that Contributor or FirstMark receives any amounts from Teledesic pursuant to any separate agreement, arrangement or understanding with Teledesic (and FirstMark and Contributor agree promptly to notify Associated of their receipt of any such payments). Associated agrees that it shall, promptly following receipt of FCC approval of the Teledesic Settlement which is no longer subject to administrative or judicial review, reconsideration or appeal, provide Contributor with a true and correct copy of the agreement(s) providing for the Teledesic Settlement, subject to execution of an appropriate confidentiality agreement by Contributor. Without the prior written consent of Associated, neither Contributor nor FirstMark nor any of their respective Affiliates shall oppose, challenge, or in any manner take, directly or indirectly, an adverse position with respect to, any Teledesic Settlement, or any term thereof, or any plan adopted or order issued by the FCC to relocate DEMS to a frequency band other than 18 GHz. If this Agreement is terminated prior to the Closing (x) by reason of a breach of this Agreement by Contributor or FirstMark, the provisions of clause (ii) of the first sentence of this paragraph shall be of no further force or effect, (y) by reason of a breach of this Agreement by Associated, the provisions of clause (ii) of the first sentence of this paragraph shall survive termination, or (z) without fault of either party, the provisions of clause (ii) of the first sentence of this paragraph shall survive termination, except that the obligation of Associated under such clause shall be limited to 50% of the expenditures reimbursable under such clause (ii) and not more than $300,000 in the aggregate.

                  (g) Contributor Registration Rights.

                           (i) Contributor "Piggyback". Contributor shall have the same rights with respect to registration, pursuant to a registration statement filed by Associated under the Securities Act, of equity securities of Associated issued to Contributor pursuant to this Agreement as Mandl has pursuant to clause (A) of Section 4(d)(I) of the Mandl Employment Agreement. Associated shall, if requested in writing by Contributor, use all reasonable efforts to cause to be included in such registration statement up to an amount of the equity securities of Associated then owned by Contributor (of the same class as the equity securities of Associated then owned by or issuable to Mandl) which were issued to Contributor pursuant to this Agreement ("Contributor Registrable Securities") proportionate to the amount of equity securities which are then owned by or issuable to Mandl which are entitled to be included in such registration statement (based on the total amount of such equity securities then owned by or issuable to Mandl and the total amount of Contributor Registrable Securities then owned by Contributor, respectively). If, in connection with an underwritten offering registered pursuant to a registration statement, the managing underwriter imposes a limitation on the amount of equity securities which may be included in such registration statement, then Associated shall be obligated to use all reasonable efforts to include in such registration statement the Contributor Registrable Securities validly requested by Contributor in accordance with the terms hereof to be included in such registration statement (x) only after the inclusion of all equity securities proposed to be sold by Associated for its own account and (y) subject to reduction of the amount of Contributor Registrable Securities and any other equity securities to be included in such registration statement on behalf of any Person other than Associated on a pro rata basis in accordance with the number of Contributor Registrable Securities and such other equity securities requested to be included in such registration statement.

                           (ii) Demand Registration Rights. In addition to the registration rights afforded by clause (i) of this Section 8(g), at any time after the first anniversary of the closing of Associated's initial public offering (the "IPO"), Contributor shall be entitled to one demand registration under the Securities Act and under such state securities laws as Contributor may reasonably request (provided that Associated shall not be required to consent to general service of process in any jurisdiction where it is not then so subject) in respect of Contributor Registrable Securities, provided that such demand registration right shall apply only if the amount of Contributor Registrable Securities to be registered (x) constitutes at least 50% of the greatest amount of Contributor Registrable Securities owned by Contributor at any time and (y) has an anticipated aggregate offering price (before underwriters' fees, commissions and discounts) of at least $10,000,000.

                           (iii) Restrictions. The registration rights of Contributor provided for in this Section 8(g) shall not be transferable to any transferee of Contributor Registrable Securities except (i) during her lifetime by gratuitous transfers to grantor trusts, charitable remainder trusts or to immediate family members or trusts for their benefit, provided that any such transferee agrees in writing to be bound by the provisions of this Section 8(g) or (ii) upon her death by will or the laws of descent and distribution. In addition, such registration rights shall be subject to Contributor entering into underwriting (if applicable), indemnification, and other customary agreements, including customary lock-up provisions requested by the managing underwriter of any offering, and to Associated's right to defer (or require Contributor to suspend sales pursuant to) any such registration if (but only for so long as) it determines in good faith that such registration (or continued sales) would require disclosure which would be materially adverse to Associated's interests. Associated shall keep any registration statement filed under clause (ii) above effective for at least ninety (90) days (increased by the number of days, if any, that sales under such registration statement are suspended as provided above). Associated shall bear all registration expenses (exclusive of underwriting fees, discounts and commissions) under this Section 8(g) and in such connection shall provide Contributor with indemnification and contribution against liabilities under the securities laws in customary form.

                           (iv) Contributor agrees to execute a customary lock-up agreement in connection with the IPO, whether or not Contributor is a selling stockholder in the IPO.

                  (h) Tag-Along and Drag-Along Rights. If, prior to the time that equity securities of Associated (of the same class as the Contributor Registrable Securities) are publicly traded, the Original Shareholders shall sell to a third party (other than an Affiliate of such Original Shareholder) any of their equity interests in Associated at a time when Contributor holds any equity interest in the Company (an "Equity Interest"):

                           (i) The Original Shareholders shall require the purchaser of their equity interests to purchase, at Contributor's election, the same percentage of the aggregate Equity Interest then held by Contributor as the percentage of the aggregate equity interests of the Original Shareholders which is being purchased; such purchase from Contributor shall be made on the same terms and for the same consideration as the purchase from the Original Shareholders; and

                           (ii) The Original Shareholders, at their election, may require the purchaser of their equity interests to purchase, and Contributor to sell, the same percentage of the aggregate Equity Interest then held by Contributor as the percentage of the aggregate equity interests of the Original Shareholders which is being purchased; any such purchase from Contributor shall be made on the same terms and for the same consideration as the purchase from the Original Shareholders.

                  (i) Right of First Refusal. Upon the terms and subject to the conditions of this Section 8(i), Contributor grants the Original Shareholders a right of first refusal with respect to any sale or other disposition for value by Contributor (a "Transfer") of any Equity Interest.

                           (i) If Contributor desires to effect a Transfer of some or all of its Equity Interest pursuant to a bona fide offer (an "Offer") from any person or entity (an "Offeror"), Contributor shall give written notice of such Offer (a "First Refusal Notice") to each of the Original Shareholders. The First Refusal Notice shall specify the number or amount of securities comprising the Equity Interest proposed to be transferred pursuant to such Offer (the "First Refusal Interest"), the price proposed to be paid by the Offeror (the "Offer Price"), the identity of the Offeror and the other terms and conditions of such Offer, and shall be accompanied by a true and correct copy of the Offer. If any part of the consideration proposed in the Offer consists of property other than cash, the price proposed to be paid pursuant to such Offer shall be deemed to include the fair market value of such non-cash consideration, as determined in good faith by the board of directors of Associated. If Contributor objects to the fair market value, as so determined, Contributor may require that Associated obtain a determination of the fair market value of such non-cash consideration pursuant to the procedures set forth in paragraph (v) of this Section 8(i), and such determination shall be final and binding on all parties.

                           (ii) Each Original Shareholder shall have the option to purchase the First Refusal Interest at the Offer Price and on such other terms as are set forth in the Offer, by giving notice to Contributor within thirty (30) days of receipt by such Original Shareholder of the First Refusal Notice (an Original Shareholder which gives such notice being referred to as an "Accepting Original Shareholder"), and by purchasing such First Refusal Interest for the Offer Price in cash, against delivery of the First Refusal Interest (with appropriate transfer documentation) free and clear of any Liens within fifteen (15) days following the expiration of such thirty (30) day period; provided, however, that if Accepting Original Shareholders elect in the aggregate to purchase more than 100% of the First Refusal Interest, then the portion of the First Refusal Interest which may be purchased by any Accepting Original Shareholder that has elected to purchase more than such Accepting Original Shareholder's Pro Rata Share (as defined below) of the First Refusal Interest shall be reduced (based on each such Accepting Original Shareholder's Pro Rata Share), but not below such Accepting Original Shareholder's Pro Rata Share; and provided, further, that the date for such purchase may be deferred solely to the extent necessary to obtain any governmental consents or approvals required to complete such purchase or, if applicable, to the extent necessary to complete the determination of the fair market value of any non-cash consideration proposed to be paid by the Offeror, as provided in paragraph (i) above. For purposes of this paragraph (ii) of this Section 8(i), an Accepting Original Shareholder's "Pro Rata Share" shall be the percentage which such Accepting Original Shareholder's ownership interest in Associated represents of the ownership interest in Associated of all Accepting Original Shareholders.

                           (iii) If the Original Shareholders do not give timely notice of their election to purchase the entire First Refusal Interest, or if such notice is timely given but the Accepting Original Shareholders fail to purchase the entire First Refusal Interest within the applicable time period specified in this Section 8(i), then Contributor may, within the 90-day period immediately following the expiration of the period during which the Original Shareholders may give notice of such election, or, if applicable, within the 90-day period immediately following such failure to purchase the entire First Refusal Interest, transfer the First Refusal Interest to the Offeror at a price not less than the Offer Price and on the same terms and subject to the same conditions as were set forth in the First Refusal Notice. If Contributor does not complete such Transfer within such 90-day period, no subsequent Transfer of all or any part of its Equity Interest may be made without again complying with this Section 8(i), it being understood and agreed that the retention by Contributor of a security interest in some or part of the First Refusal Interest which is transferred shall not mean that such Transfer has not been completed.

                           (iv) If Contributor fails to comply with this Section 8(i) with respect to all or any part of its Equity Interest (including without limitation any beneficial interest therein), any attempted or purported Transfer thereof shall be void and of no force or effect.

                           (v) The fair market value of any non-cash consideration or property the value of which is to be determined pursuant to the last sentence of paragraph (i) of this Section 8(i) shall be determined in accordance with the following procedure:
         Contributor and Associated shall each select a nationally recognized appraiser, which shall determine the valuation or other issue in question. If the higher of the two original appraisal values is not more than ten percent (10%) above the lower appraisal value, the value in question shall be the value agreed upon by the two original appraisers or, in the absence of such an agreement, the value in question shall be the average of the two original appraisal values. If the higher of the two original appraisal values is more than ten percent (10%) above the lower appraisal value, the two appraisers shall select a third nationally recognized appraiser who shall determine a value which shall be at least equal to the lower appraisal value and whose determination of the value in question shall be final and binding on all parties. All costs and expenses relating to any appraisal or review conducted under this paragraph shall be borne by Associated.

                           (vi) This Section 8(i) shall not apply to the sale by Contributor in the public market of Contributor Registrable Securities registered under the Securities Act or pursuant to Rule 144 under the Securities Act.

                  (j) Confidentiality.


                           (i) Associated shall, and shall cause its representatives to, keep confidential all information and records, whether prepared by Contributor, its advisors or otherwise, and whether written or oral, which were obtained, directly or indirectly, by Associated or its representatives concerning the business of FirstMark ("Confidential Information"). Associated shall, and shall cause its representatives to, use Confidential Information solely in connection with its analysis and review of the transactions contemplated by this Agreement or in connection with operating the business of FirstMark.

                           (ii) Associated may disclose Confidential Information to any of its directors, officers, employees, agents and advisors (each a "Representative" and, collectively, the "Representatives") who need to know such Confidential Information for the purpose of assisting Associated in connection with the transactions contemplated by this Agreement or with operating the business of FirstMark; provided, however, that prior to making such disclosure, Associated shall advise each such Representative of Associated's obligations under this Section 8(j) and Associated shall be responsible for any breach of this Agreement by any such Representative. Associated may disclose Confidential Information if required by legal process or by operation of applicable law; provided, however, that Associated shall first promptly advise and consult with Contributor and its counsel concerning the information Associated proposes to disclose.

                           (iii) Associated's obligations under clauses (i) and
         (ii) of this Section 8(j) do not apply to information which (x) was known by Associated prior to such disclosure and not subject to any confidentiality agreement or obligation of secrecy to Contributor or FirstMark of which Associated is aware or reasonably should be aware,
         (y) at the time of disclosure is generally available to and known by the public or the telecommunications industry other than as a result of disclosure in violation of clause (i) or (ii) of this Section 8(j) or
         (z) was or becomes available to Associated on a non-confidential basis from a source other than Contributor or its agents or advisors; provided, however, that such source is not bound by a confidentiality agreement or obligation of secrecy to Contributor in respect thereof of which Associated is aware or reasonably should be aware.

                           (iv) In the event that this Agreement is terminated, all Confidential Information, whether or not then in Associated's possession, and any copies thereof or notes or extracts therefrom, shall be returned to Contributor, without retaining any copies thereof, and Associated shall destroy, as soon as practicable, all copies of any analyses, studies, compilations or other documents prepared by Associated or any of its Representatives to the extent that they contain, reflect or are generated from any Confidential Information.


                           (v) Associated acknowledges and agrees that any breach by it of the provisions of this Section 8(j) will cause Contributor irreparable injury and damage, for which Contributor cannot be adequately compensated in damages. Associated, therefore, expressly agrees that Contributor shall be entitled to seek injunctive relief and/or other equitable relief to prevent any breach of the provisions of this Section 8(j), or any part thereof, and to secure their enforcement.

                           (vi) The provisions of this Section 8(j) shall not survive the Closing, except that the provisions of this Section 8(j) shall survive with respect to any DEMS Licenses and DEMS Systems unless and until control thereof is transferred to Associated pursuant to this Agreement.

                  (k) Non-disclosure of Financial Terms. Associated agrees that, except as requested by the FCC or required by law or legal process or in connection with any financing, strategic alliance, acquisition or disposition transaction, it shall not disclose to any third party, other than its Affiliates or Representatives, the financial terms of the transactions contemplated by this Agreement without the prior written consent of Contributor.

                  (l) Anti-Dilution Rights. Associated agrees that the Membership Percentage represented by the Interest to be issued to Contributor under this Agreement (regardless of when any portion of such Interest is issued hereunder) shall not be diluted by the first $75 million of equity investments in Associated by the Original Shareholders and their Affiliates from the date of this Agreement through August 19, 1997 and shall be diluted in respect of any other equity investments by the Original Shareholders or their Affiliates after the date of this Agreement based upon (A) the amount of such equity investment and (B) the fair market value of Associated (as determined in good faith by the board of directors of Associated).

Section 9. Tax Matters.

                  (a) Tax Indemnification by Contributor.

                           (i) Contributor shall be liable for, and shall indemnify Associated and its Affiliates and hold them harmless from and against, any Taxes of FirstMark for taxable periods ending on or before the Closing Date ("Pre-Closing Tax Periods") or portions of taxable periods ending on or before the Closing Date and any loss, damage, liability or expense, including, but not limited to, reasonable fees for attorneys and other outside consultants, incurred in connection with such Taxes.

                           (ii) Payments required under this Section 9(a) shall be made within 30 days of Associated furnishing Contributor with written evidence that Associated has paid such amounts or such amounts are due and payable to a Taxing Authority.


                  (b) Apportionment of Taxes. In order to apportion appropriately any Taxes relating to any taxable period beginning prior to and ending after the Closing Date ("Straddle Period"), the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Tax Authority to treat for all purposes, the Closing Date as the last day of the taxable year or period of FirstMark, and such period shall be treated as a short taxable year and a Pre-Closing Tax Period for purposes of this Section 9. In any case where applicable law does not permit FirstMark to treat the Closing Date as the last day of the taxable year or period with respect to Taxes that are payable with respect to a Straddle Period, the portion of any such Taxes that are allocable to the portion of the taxable year ending on the Closing Date shall be deemed to be equal to the amount which would be payable if the taxable year or period ended on the Closing Date.

                  (c) Refunds.

                           (i) Contributor shall be entitled to any refunds of Taxes attributable to FirstMark (including refunds paid by means of credit against other or future Tax liabilities) for a Pre-Closing Tax Period or the portion of a Straddle Period ending on or before the Closing Date other than refunds arising from a carryback of a loss or credit from any period other than a Pre-Closing Tax Period.

                           (ii) Associated shall forward to Contributor any refunds to which Contributor is entitled (pursuant to the terms of this Section 9(c)) within 5 days after receipt thereof. In the case of a refund received in the form of a credit against other or future Tax liabilities, reimbursement in respect of such refund shall be due on the due date for payment of the Taxes against which such refund has been credited.

                  (d) Cooperation. After the Closing Date, each of Associated and Contributor shall make available to the other, as reasonably requested, and to any Taxing Authority, all information, records and documents relating to Tax liabilities or potential Tax liabilities relating to FirstMark and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extension thereof. Associated shall render such assistance as shall be reasonably requested by Contributor so as to comply with the responsibilities imposed on Contributor by Section 9(f).

                  (e) Certain Other Definitions. For purposes of this Agreement
(i) "IRS" means the Internal Revenue Service; (ii) "Return" means all returns, reports, declarations, estimates, information returns, statements and forms of any nature regarding Taxes, including remittance advices, required to be filed with any Taxing Authority or depository; (iii) "Tax" means any federal, state, local or foreign tax, including, without limitation, income (net or gross), gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, and including any interest, penalties or additions to tax imposed with respect thereto; and (iv) "Taxing Authority" means any Governmental Authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

                  (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement ("Transfer Taxes") shall be paid by Contributor when due, and Contributor shall file all necessary Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable law, Associated will, and will cause FirstMark to, join in the execution of any such Returns and other documentation. Associated shall reimburse Contributor for one-half of all Transfer Taxes and one-half of the cost of filing Returns relating to Transfer Taxes.

                  (g) Tax Treatment of Indemnity Payments. The Tax treatment of all indemnity payments made by either party to or for the benefit of the other party under this Agreement shall be treated by the parties hereto as an adjustment to the consideration.

                  (h) Certain Representations. Contributor and FirstMark hereby jointly and severally represent and warrant to Associated that (i) except as set forth on Schedule 9(h)(i), FirstMark has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Taxing Authority all income and other materials Returns with respect to Taxes of FirstMark; (ii) all material Taxes with respect to FirstMark have been paid in full or have been provided for in accordance with generally accepted accounting principles on Schedule 10(a)(x); (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Returns required to be filed by or with respect to FirstMark; (iv) none of the Returns of or with respect to FirstMark is currently being audited or examined by any Taxing Authority; and (v) no deficiency for any income or other material Taxes has been assessed with respect to FirstMark which has not been abated or paid in full. FirstMark is not, and has not at any time been, a member of a consolidated group for federal income tax purposes.

Section 10. Representations and Warranties.

                  (a) Representations and Warranties of Contributor and FirstMark. Contributor and FirstMark hereby jointly and severally represent and warrant to Associated as follows:

                           (i) Capitalization. The authorized capital stock of FirstMark consists of one thousand (1,000) shares of common stock, par value $.01 per share, of which one hundred (100) shares are issued and outstanding and owned of record and beneficially by Contributor. All of the shares comprising the Stock are validly issued, fully paid and non-assessable and are held by Contributor free and clear of all Liens. There are outstanding no securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of FirstMark, or subscriptions, warrants, options, rights or other arrangements or commitments obligating FirstMark to issue or dispose of any securities or any ownership interest therein. The Contribution of the Stock to Associated pursuant to Section 3 hereof will vest in Associated legal and valid title to the Stock, free and clear of all Liens (other than Liens created by Associated).

                           (ii) Litigation. There is no action or proceeding in any court or before any Governmental Authority pending or, to Contributor's knowledge, threatened against Contributor or any of its Affiliates, with respect to which there is a reasonable likelihood of a determination which would have a material adverse affect on the ability of Contributor to perform its obligations under this Agreement or which is otherwise material to FirstMark. Neither Contributor nor any of its Affiliates is subject to any outstanding order, ruling, judgment or decree which would have a material adverse effect on the ability of Contributor to perform its obligations under this Agreement or which is otherwise material to FirstMark.

                           (iii) Corporate Organization. FirstMark is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                           (iv) Enforceability. This Agreement has been duly executed and delivered by, and constitutes the valid and binding obligation of, Contributor and

         FirstMark, enforceable against Contributor and FirstMark in accordance with its terms.

                           (v) No Violation; No Consents or Approvals. The execution, delivery and performance by Contributor and FirstMark of this Agreement does not conflict with, result in a breach of or cause a default under, with or without the giving of notice or the passage of time, or both, or require any consent or approval of any party pursuant to, the certificate of incorporation of FirstMark or any material agreement or instrument to which Contributor or FirstMark is a party or by which either of them or any of their respective properties is bound, nor does it conflict with or violate any Requirement of Law or require any consent or approval of any Governmental Authority other than the Requisite Regulatory Approvals.

                           (vi) DEMS Licenses; FirstMark DEMS Applications.

                                    (A) FirstMark duly and validly holds each of
                  the DEMS Licenses listed on Schedule I, which are the only licenses for DEMS granted to FirstMark or any of its Affiliates as of the date of this Agreement. Each of the DEMS Licenses has been validly issued, is in full force and effect, has not been suspended, revoked, canceled, or modified in any adverse way, is not subject to any conditions or requirements that have not been imposed upon all such licenses generally, and, except as set forth on Schedule 10(a)(vi) hereto, is not subject to any pending regulatory or judicial review. To the best knowledge of Contributor and FirstMark, other than objections by Teledesic, there is not pending any application, petition, objection, or other pleading with the FCC or any court of appeals which questions the validity of or contests any of the DEMS Licenses. To the best knowledge of Contributor and FirstMark, no pending or threatened action or matter has occurred that would inhibit or preclude the renewal of any DEMS License in the ordinary course.

                                    (B) FirstMark has, at all times, operated
                  the DEMS Systems in material compliance with the Communications Act of 1934, as amended (the "Act"), the rules of the FCC, and the terms of the DEMS Licenses. No noncompliance with the Act, the rules of the FCC or the terms of the DEMS Licenses has occurred with respect to the DEMS Licenses which permits, or after notice or lapse of time or both would permit, revocation or termination of any DEMS License or would result in any impairment of the rights of FirstMark with respect to the DEMS Licenses. All applications and material reports required by the rules of the FCC have been timely filed and all representations made in such applications and reports are truthful and accurate in all material respects.

                  No radio equipment used in the operation of the DEMS Systems has been modified from its manufacturers' type-accepted specifications or causes interference to other FCC-licensed radio station facilities. All structures that support radio equipment used in the operation of the DEMS Systems are, and since their construction have been, reported, registered, marked, lighted, inspected and maintained in accordance in all material respects with the rules of the FCC and the standards of the Federal Aviation Administration.

                                    (C) Schedule I includes a list of all
                  applications for additions to or modifications of the DEMS Systems that are pending as of the date of this Agreement before the FCC.

                                    (D) Except as disclosed on Schedule
                  10(a)(vi) hereto, FirstMark possesses all authorizations required by any PUC or other Governmental Authority with jurisdiction over the DEMS Systems, including, without limitation, certificates of public convenience and necessity, permits necessary for the use of land or construction of facilities, and zoning variances (collectively, the "Local Authorizations"). A list of all Local Authorizations in effect as of the date of this Agreement is included in Schedule I. The Local Authorizations are in full force and effect, have not been suspended, revoked, canceled, or modified in any adverse way, and are not subject to any conditions or requirements that have not been imposed upon all wireless communications providers generally and are not subject to any pending regulatory or judicial review. To the best knowledge of Contributor and FirstMark, there is not pending any application, petition, objection, or other pleading with any state, county, or other local regulatory agency or court of appeals which questions the validity of or contests any of the Local Authorizations. FirstMark has at all times operated the DEMS Systems in material compliance with all state, county, and other local statutes and ordinances. All facilities used in the operation of the DEMS Systems are, and since their construction have been, in material compliance with all applicable land use and zoning statutes and ordinances.

                                    (E) No communications facility used in
                  connection with the DEMS Systems has been constructed by FirstMark under circumstances where such construction may have significantly affected the environment pursuant to the rules of the FCC, without the preparation of an environmental assessment and a prior determination by the FCC that such construction would result in no significant environmental effect.

                                    (F) The FirstMark DEMS Applications are the
                  only applications of FirstMark or any of its Affiliates for any DEMS license.

                           (vii) Subscription Contracts. Schedule 10(a)(vii) hereto (as supplemented at the Closing by identifying all additions thereto between the date hereof and such date) sets forth all subscription contracts for the provision of DEMS entered into by FirstMark. Accurate and complete copies of all contracts listed on
         Schedule 10(a)(vii) have been provided to Associated.

                           (viii) Tangible Assets. All material tangible assets comprising a part of the DEMS Systems are in good working order and condition.

                           (ix) Intellectual Property. FirstMark has, and upon consummation of the Contribution will have, all intellectual property rights associated with the DEMS Systems and such intellectual property rights do not and will not infringe upon the intellectual property rights of any Person.

                           (x) No Undisclosed Assets or Liabilities. Schedule 10(a)(x) hereto sets forth all assets and liabilities of FirstMark as of the date of this Agreement. Between the date of this Agreement and the Closing, except as expressly permitted by this Agreement, the Schedules and Exhibits hereto, FirstMark will not incur any liabilities other than liabilities arising in the ordinary course of business of the operations of the DEMS Systems that will not, individually or in the aggregate, have a material adverse effect on the assets, business or operations of FirstMark.

                  (b) Representations and Warranties of Associated. Associated hereby represents and warrants to Contributor and FirstMark as follows:

                           (i) Capitalization. Schedule 10(b)(i) sets forth the outstanding Membership Percentage and the capital account of each Member as of the date of this Agreement. As of the date of this Agreement, except pursuant to the Mandl Employment Agreement and under Associated's Equity Incentive Plan, there are outstanding no securities or other instruments convertible into, exchangeable for, or carrying the right to acquire, any Interest, or subscriptions, warrants, options, rights or other arrangements or commitments (other than this Agreement) obligating Associated to issue any Interest, or any ownership interest therein.

                           (ii) Corporate Organization. Associated is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                           (iii) Corporate Power and Authority. Associated has the requisite limited liability company power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Associated of this Agreement and the consummation by Associated of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Associated, and no other limited liability company proceedings on the part of Associated or its members are necessary to authorize this Agreement and the transactions contemplated hereby. The Original Shareholders have irrevocably waived all rights under Section 5.1(d) of the Limited Liability Company Agreement in connection with the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Associated and constitutes the valid and binding obligation of Associated, enforceable against Associated in accordance with its terms.


                           (iv) No Violation. The execution, delivery and performance by Associated of this Agreement does not conflict with, result in a breach of or cause a default under, with or without the giving of notice or the passage of time, or both, or require any consent or approval of any party pursuant to, its operating agreement or any material agreement or instrument to which it is a party or by which it or any of its property is bound, nor does it conflict with or violate any Requirement of Law or require any consent or approval of any Governmental Authority other than the Requisite Regulatory Approvals.

                           (v) Litigation. As of the date of this Agreement, there is no litigation pending or, to Associated's knowledge, threatened against Associated or any of its Affiliates with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the ability of Associated to perform its obligations under this Agreement. As of the date of this Agreement, neither Associated nor any of its Affiliated is subject to any outstanding orders, rulings, judgments or decrees which would have a material adverse effect on the ability of Associated to perform its obligations under this Agreement.

                           (vi) Acquisition of DEMS Licenses. As of the date of this Agreement, Associated and its Affiliates have no agreement or understanding with any Person (other than Contributor or FirstMark) with respect to the direct or indirect purchase or sale of any DEMS license or any Person which holds any DEMS license, and as of the date of this Agreement, neither Associated nor any of its Affiliates is engaged in any discussions or negotiations relating to any such purchase or sale.

Section 11. Miscellaneous.

                  (a) Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under any Requirement of Law to perform its obligations hereunder and to consummate and make effective the transactions contemplated to be consummated by such party under this Agreement. Without limitation of the generality of the foregoing, each party hereto (i) agrees to use all reasonable efforts to obtain, and to cooperate with the other party in obtaining, as promptly as practicable as contemplated by this Agreement, any and all Requisite Approvals, and (ii) agrees that it will not take any action, or enter into any agreement, which is inconsistent with, or which would impair or restrict in any manner, its right or ability to promptly perform its obligations hereunder.

                  (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors, heirs, personal representatives and permitted assigns of the parties hereto, provided that neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by Contributor without Associated's prior written consent. For purposes of this Agreement the term "successor" includes, without limitation, any Person who or which acquires in a single or series of related transactions more than 50% of the assets, earnings or voting stock of a party.

                  (c) Indemnification; Joint and Several Liability of FirstMark and Contributor Prior to Closing.

                           (i) From and after the Closing, Contributor shall be liable for, and shall indemnify Associated and hold her harmless from and against, any and all losses, claims, damages or liabilities incurred by Associated, or to which Associated becomes subject, to the extent that such losses, claims, damages or liabilities result from the breach by Contributor or FirstMark of any of their respective representations and warranties or covenants contained in this Agreement. In addition, Contributor shall be liable for, and shall indemnify Associated and its Affiliates (including FirstMark) and hold them harmless from and against, any and all losses, claims, damages or liabilities incurred by Associated or any of its Affiliates, or to which any of them becomes subject, to the extent that such losses, claims, damages or liabilities result from FirstMark's former status as an Affiliate of Contributor. Payments required under this paragraph shall be made within 30 days of Associated's request therefor.

                           (ii) From and after the Closing, Associated shall be liable for, and shall indemnify Contributor and hold her harmless from and against, any and all losses, claims, damages or liabilities incurred by Contributor, or to which Contributor becomes subject, to the extent that such losses, claims, damages or liabilities result from the breach by Associated of any of its representations and warranties or covenants contained in this Agreement. Payments required under this paragraph shall be made within 30 days of Contributor's request therefor.

                           (iii) Contributor and FirstMark shall be jointly and severally liable for any breach by either of them prior to the Closing of their obligations hereunder; provided that, if the Closing has occurred, Contributor shall be solely liable for any such breach.

                  (d) Survival. The representations and warranties of the parties contained herein shall survive the Closing of the transactions contemplated hereby. The covenants and agreements contained herein to be performed or complied with prior to the Closing (or termination of the Trust Agreement, if applicable) shall expire at the Closing (or termination of the Trust Agreement, if applicable). The covenants and agreements contained herein to be performed or complied with after the Closing shall survive the Closing in accordance with their terms without limitation as to time unless otherwise specifically indicated. Nothing in this Section 11(d) shall limit the rights and remedies of any party for any breach by another party of any of its representations, warranties, covenants or other agreements under this Agreement.

                  (e) Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the other agreements and instruments which may be entered into in connection herewith constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and shall supersede any prior expressions of intent or understanding with respect to the transactions provided for herein and therein.

                  (f) Costs and Expenses. Except as otherwise provided in this Agreement, each party agrees to bear its own expenses, fees and costs incurred in connection with the transactions contemplated by this Agreement.

                  (g) Amendment. Any amendment hereto shall be effective only if in writing and signed by each of the parties hereto.

                  (h) Waiver; Cumulative Rights. No provision of this Agreement shall be deemed to have been waived by any act or knowledge of either party or of such party's agents, officers or employees, but only by an instrument in writing signed by such party and delivered to the other party hereto specifying such waiver. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in whole or in part from time to time.

                  (i) Notices. All notices, demands, requests, certificates or other communications under this Agreement shall be in writing and shall be mailed by certified or registered mail (return receipt requested) with charges prepaid, hand delivered or sent by facsimile transmission or by commercial courier to the address set forth below for each of the parties (or at such other address as shall be specified by a party by like notice to the other party):

                           (i)      if to Associated:

                                    Associated Communications, L.L.C.
                                    11 Canal Center Plaza Suite 300A
                                    Alexandria, VA 22314
                                    Attention: Laurence Harris, Esq.
                                    General Counsel
                                    Facsimile: (703) 299-4585

                                    with copies to:

                                    The Associated Group, Inc.
                                    3 Bala Plaza East
                                    Suite 502

                                    Bala Cynwyd, PA 19004
                                    Attention:       Scott G. Bruce, Esq.
                                    Facsimile:       (610) 660-4920

                                    and

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    One Beacon Street
                                    Boston, MA 02108
                                    Attention:       Kent A. Coit, Esq.
                                    Facsimile:       (617) 573-4822

                            (ii)    if to Contributor or FirstMark:

                                    Lynn Forester
                                    c/o FirstMark Holdings, Inc.
                                    527 Madison Avenue
                                    New York, New York 10022

                                    and

                                    Lynn Forester
                                    1185 Park Avenue
                                    Apartment 14B
                                    New York, New York 10128
                                    with copies to:

                                    Fried, Frank, Harris, Shriver & Jacobson
                                    One New York Plaza
                                    New York, New York  10004
                                    Attention:       Stephen Fraidin, Esq.
                                    Facsimile:       (212) 859-4000

                                    and

                                    Starr & Company
                                    350 Park Avenue
                                    New York, New York 10022
                                    Attention:       Kenneth Starr
                                    Facsimile:       (212) 759-6694

Notices shall be deemed delivered when received; provided that any notice delivered after business hours or on a Saturday, Sunday or legal holiday at the place of such delivery shall be deemed for purposes of computing any time period hereunder to have been delivered on the next business day in such place of delivery. Nothing in this Section 11(i) shall be deemed to constitute consent to the manner and address for service of process in connection with any legal proceeding (including litigation arising out of or in connection with this Agreement), which service shall be effected as required by applicable law.


                  (j) Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without reference to its conflicts of law principles.

                  (k) Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

                  (l) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereof on the date first above written.

                            ASSOCIATED COMMUNICATIONS, L.L.C.


                            By: /s/ Alex J. Mandl
                                --------------------------------------------
                                Name: Alex J. Mandl
                                Title: Chairman & CEO


                            FIRSTMARK COMMUNICATIONS, INC.


                            By: /s/ Lynn Forester
                                --------------------------------------------
                                Name: Lynn Forester
                                Title:President and Chief Executive Officer


                                            /s/ Lynn Forester
                                --------------------------------------------
                                                Lynn Forester

Signed and agreed upon, as to
Sections 8(h) and 8(i) only.

MICROWAVE SERVICES, INC.


By: /s/ William H. Berkman
   -------------------------------
   Name: William H. Berkman
   Title: President

DIGITAL SERVICES CORPORATION


By: /s/ Rajendra Singh
   -------------------------------
   Name: Rajendra Singh
   Title: President